UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 3, 2001

Date of report (Date of earliest event reported)

ASSISTED LIVING CONCEPTS, INC.
(exact name of registrant as specified in its charter)

NEVADA	1-13498	93-1148702

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)

11835 NE Glenn Widing Drive, Bldg E, Portland, OR 97220-9057

(Address of Principal Executive Offices) (Zip Code)

(503) 252-6233

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

     Assisted Living Concepts, Inc. (the “Company”) announced on October 9, 2001 that it had received a notice from the American Stock Exchange (“AMEX”) on October 3, 2001 indicating that AMEX intends to file an application with the Securities and Exchange Commission to strike the Company’s common stock and its two series of convertible subordinated debentures from listing and registration on AMEX. AMEX indicated that the Company has fallen below the AMEX listing guidelines as a result of the net losses sustained by the Company in its five most recent fiscal years and the continued low trading price of the Company’s common stock. A trading halt of the Company’s securities was instituted by AMEX on October 1, 2001 in connection with the Company’s announcement on that day that it had filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. The Company does not intend to appeal the delisting of its securities.

     A copy of the Company’s press release dated October 9, 2001 is attached as an exhibit to this Report and is incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) and (b)	None.

(c)	The following document is furnished as an Exhibit to this Current Report on Form 8-K pursuant to Item 601 of Regulation S-K:

99.1 Press Release of Assisted Living Concepts, Inc., dated October 9, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSISTED LIVING CONCEPTS, INC.

By:	/s/ Sandra Campbell

Name: Sandra Campbell
Title: Secretary

Date: October 9, 2001

EXHIBIT INDEX

EXHIBIT NO.	DOCUMENT DESCRIPTION

99.1	Press Release of Assisted Living Concepts, Inc., dated October 9, 2001.